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                                                                     Exhibit 1.1


                               3,000,000 Shares

                           CORINTHIAN COLLEGES, INC.

                                 Common Stock

                            UNDERWRITING AGREEMENT
                            ----------------------

                                                                October __, 2000

CREDIT SUISSE FIRST BOSTON CORPORATION
CHASE SECURITIES INC.
U. S. BANCORP PIPER JAFFRAY INC.
SUNTRUST EQUITABLE SECURITIES CORPORATION
  As Representatives of the Several Underwriters,
    c/o Credit Suisse First Boston Corporation,
             Eleven Madison Avenue,
                New York, N.Y. 10010-3629

Dear Sirs:

         1. Introductory. Corinthian Colleges, Inc., a Delaware corporation ("Company") proposes to issue and sell 200,000 shares of its Common Stock, par
  -------
value $0.0001 per share ("Securities"), and the stockholders listed in Schedule
                          ----------                                   --------
A hereto propose severally to sell an aggregate of 2,800,000 outstanding shares
-
of the Securities (such 3,000,000 shares of Securities being hereinafter referred to as the "Firm Securities"). The persons named in Schedule A hereto,
                    ---------------
including Primus Capital Fund III Limited Partnership ("Primus"), BOCPII,
                                                        ------
Limited Liability Company ("BOCPII") and Banc One Capital Partners II, LLC
                            ------
("Banc One" and, collectively with Primus and BOCPII, the "Investor Selling
  --------                                                 ----------------
Stockholders") and the persons listed on Schedule A as Executive Selling
------------                             ----------
Stockholders (the "Executive Selling Stockholders"), are collectively referred
                   ------------------------------
to herein as the "Selling Stockholders." The Selling Stockholders also propose
                  --------------------
to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 450,000 additional outstanding shares of the Company's Securities, as set forth below (such 450,000 additional shares being hereinafter referred to as the "Optional Securities"). The Firm Securities and the Optional Securities
        -------------------
are herein collectively called the "Offered Securities". The Company and the
                                    ------------------
Selling

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Stockholders hereby agree with the several Underwriters named in Schedule B
                                                                 ----------
hereto ("Underwriters") as follows:
         ------------

         2. Representations and Warranties of the Company and the Selling Stockholders. (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

              (i) A registration statement (No. 333-45510) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission ("Commission") and either (A)
                                                  ----------
         has been declared effective under the Securities Act of 1933 ("Act")
                                                                        ---
         and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the "initial registration statement") has been declared effective,
               ------------------------------
         either (A) an additional registration statement (the "additional
                                                               ----------
         registration statement") relating to the Offered Securities may have
         ----------------------
         been filed with the Commission pursuant to Rule 462(b) ("Rule 462(b)")
                                                                  -----------
         under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("Rule 462(c)") under the
                                                         -----------
         Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "Effective Time" with respect
                                                  --------------
         to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the

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         Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, "Effective Time" with respect to such additional registration statement
          --------------
         means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "Effective Date"
                                                               --------------
         with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all material incorporated by reference therein, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("Rule 430A(b)") under the Act, is
                                         -------------
         hereinafter referred to as the "Initial Registration Statement". The
                                         ------------------------------
         additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "Additional Registration Statement". The Initial Registration
                 ---------------------------------
         Statement and the Additional Registration are hereinafter referred to collectively as the "Registration Statements" and individually as a
                              -----------------------
         "Registration Statement". The form of prospectus relating to the
          ----------------------
         Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act or (if no
                                          -----------
         such filing is required) as included in a Registration Statement, including all material incorporated by reference in such prospectus, is hereinafter referred to as the "Prospectus". No document has been or
                                         ----------
         will be prepared or distributed in reliance on Rule 434 under the Act.

              (ii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission ("Rules and
                                                                   ---------
         Regulations") and did not include any untrue statement of a material
         -----------
         fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed or will conform, in all respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances they were made (with respect only to the Prospectus), not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances they were made (with respect only to the Prospectus), not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in
         Section 7(c) hereof.

              (iii) Each of the Company and its subsidiaries listed on Annex A
                                                                       -------
         attached hereto (the "Subsidiaries") has been duly incorporated and is
                               ------------
         validly existing as a corporation in good standing under the laws of the jurisdiction in which it is incorporated with full corporate power and corporate authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole.

              (iv) All the outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of such Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, except for any security interest, claim, lien or encumbrance granted to Union Bank of California, or its affiliates, in connection with the Credit Facility (as defined in the Prospectus).

              (v) The Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock (including the Offered Securities being sold hereunder by the Selling Stockholders) have been duly authorized and validly issued and are fully paid and nonassessable; the Offered Securities being sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth and as described in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

              (vi) There is no instrument, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, or incorporated by reference therein, which is not described, filed or incorporated as required; and the statements incorporated by reference in the Prospectus under the heading "Governmental Regulation and Financial Aid" in the Company's Annual Report on Form 10-K filed with the Commission on September 18, 2000 (the "2000 Form 10-K") fairly
                                                --------------
         summarize the matters therein described.

              (vii) This Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by all parties hereto other than the Company, constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as to rights to indemnity and contribution hereunder, which may be limited by federal or state securities laws or the policies underlying such laws, and subject to the qualification that the enforceability of the obligations of the Company hereunder may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and by general principles of equity.

              (viii) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

              (ix) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except (a) such as have been obtained under the Act, (b)such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Offered Securities by the Underwriters in the manner contemplated herein and in the Prospectus and (c) filings with the Accrediting Council for Independent Colleges and Schools ("ACICS") and the Accrediting Council for Continuing Education and Training ("ACCET") and the States of Utah, Michigan and New York to the extent, and within the time limits, required by such agencies to approve a "change in ownership resulting in a change of control" as defined by such agencies.

              (x) Neither the issue and sale of the Offered Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, (A) the charter or bylaws of the Company or any of its Subsidiaries, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject, or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties, including, without limitation, the Higher Education Act of 1965, as amended, and the regulations promulgated thereunder (the "HEA"), except for any such conflict, breach or
                          ---
         violation of items (A), (B) or (C), above, that would not (1) have a material adverse effect on the performance by the Company of this Agreement or the consummation of the transactions contemplated hereby, or (2) have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole. The issue and sale of the Offered Securities and the consummation of the transactions herein contemplated will not constitute a change in ownership resulting in a "change of control" of the Company as defined under HEA.

              (xi) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement, except for (A) any such holders who have effectively waived such rights or (B) any Selling Stockholder whose status as such is derived from the exercise of such registration rights.

              (xii) The consolidated historical financial statements and schedules of the Company and its consolidated Subsidiaries included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected consolidated financial data set forth under the caption "Selected Consolidated Financial Data" in the Prospectus and Registration Statement fairly present, on the basis stated in the Prospectus and the Registration Statement, the information included therein.

              (xiii) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (A) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (B) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

              (xiv) The Company and each of its Subsidiaries owns or leases all such properties as are necessary to the conduct of their respective operations as presently conducted.

              (xv) Neither the Company nor any Subsidiary is in violation or default of (A) any provision of its charter or bylaws, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject (except for any such violation or default that has been effectively waived by the other parties thereto), or (C) any statute, including, without limitation, the HEA, any law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except for any such violation or default of items (A), (B) or (C), above, that would not (1) have a material adverse effect on the performance by the Company of this Agreement or the consummation of the transactions contemplated hereby, or (2) have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole.

              (xvi) Arthur Andersen LLP, who have certified certain financial statements of the Company and its Subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the Rules and Regulations.

              (xvii) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement by the Company or the issuance by the Company or sale by the Company of the Securities, except for fees or charges that may be required to be paid in connection with applicable blue sky laws, which fees and charges the Company has, pursuant to Section 5(i) hereof, agreed to pay.

              (xviii) The Company has filed all federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file or to request an extension would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

              (xix) No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries' principal suppliers, contractors or customers, that reasonably could be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

              (xx) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; all policies of insurance insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the

         Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

              (xxi) No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus.

              (xxii) The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities, including, without limitation, all authorizations required for participation in federal financial aid programs under Title IV ("Title
                                                                          -----
         IV Program") of the HEA, as are necessary to conduct their respective
         ----------
         businesses, except for any such licenses, certificates, permits and authorizations, the failure to so possess would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

              (xxiii) The Company, for itself and for each of its Subsidiaries, maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization;

         and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (xxiv) The Company has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

              (xxv) The Company and its Subsidiaries are (A) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (B) have received and are in
                        ------------------
         compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or such actual or potential liability would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto). Except as set forth in the Prospectus, neither the Company nor any of the Subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or has any material contingent liability in connection with the disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants.

              (xxvi) Each of the Company and its Subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder
           -----
         with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its Subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. The Company and its Subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

              (xxvii)  Except for the Subsidiaries listed on Annex A attached
                                                             -------
         hereto which may be significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X, the Company has no significant subsidiaries as defined by such Rule.

              (xxviii) The Company and its Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") material to the conduct of
                             ---------------------
         the Company's business as now conducted. Except as set forth in the Prospectus, (A) there are no rights of third parties to any such Intellectual Property (except for the rights of licensors or licensees of any such Intellectual Property); (B) to the Company's knowledge, there is no material infringement by third parties of any such Intellectual Property; (C) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (D) to the Company's knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (E) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (F) to the Company's knowledge, there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property; and (G) there is no prior act of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.

              (xxix) Except as disclosed in the Registration Statement and the Prospectus, the Company, to its knowledge, (A) does not have any material lending or other relationship with any bank or lending affiliate of Credit Suisse First Boston Corporation ("CSFBC") and (B)
                                                               -----
         does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of CSFBC.

              (xxx) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

              (xxxi) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

Any certificate signed by any officer of the Company (in his capacity as such and not in his capacity as an Executive Selling Stockholder) and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Offered Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

         (b) Each Selling Stockholder severally represents and warrants to, and agrees with, the several Underwriters that:

              (i) Such Selling Stockholder is the legal and beneficial owner of the Offered Securities to be sold by such Selling Stockholder hereunder and upon sale and delivery of, and payment for, such Offered Securities, as provided herein, such Selling Stockholder will convey to the Underwriters good and marketable title to such Offered Securities, free and clear of all liens, encumbrances, equities and claims whatsoever.

              (ii) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

              (iii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Offered Securities by the Underwriters and such other approvals as have been obtained.

              (iv) Neither the sale of the Offered Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the terms of any indenture or other agreement or instrument to which such Selling Stockholder is a party or bound, or any judgment, order or decree applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder, except for any of the foregoing which could not reasonably be expected to have a material adverse effect on the transactions contemplated hereby, provided that none of the foregoing affects the ability of such Selling Stockholder to deliver unencumbered title to the Offered Securities to the Underwriters at the Closing.

              (v) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all respects to the requirements of the Act and the Rules and Regulations did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances they were made (with respect only to the Prospectus), not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances they were made (with respect only to the Prospectus), not misleading. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or Prospectus based upon written information furnished to the Company by any Underwriter through

         Representatives specifically for use therein, it being understood and agreed that the only such information is that described in Section 7(c). The first two sentences of this paragraph apply to each Selling Stockholder only to the extent that any statements in or omissions from a Registration Statement or the Prospectus are based on written information furnished to the Company by such Selling Stockholder, specifically for use therein, it being understood and agreed that, with respect to each Selling Stockholder, the only such information is that described in Section 7(b).

              (vi) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

         3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and each Selling Stockholder agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company
and each Selling Stockholder, at a purchase price of $    per share, that number
of Firm Securities (rounded up or down, as determined by CSFBC in its discretion, in order to avoid fractions) obtained by multiplying 200,000 Firm Securities in the case of the Company and the number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto, in the
                                                       ----------
case of a Selling Stockholder, in each case by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities.

         Certificates in negotiable form for the Offered Securities to be sold by the Executive Selling Stockholders hereunder have been placed in custody, for delivery under this Agreement, under Custody Agreements made with U. S. Stock Transfer Corporation, as custodian ("Custodian"). Each Executive Selling
                                     ---------
Stockholder agrees that the shares represented by the certificates held in custody for the Executive Selling Stockholders under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by the Executive Selling Stockholders for such custody are to that extent irrevocable, and that the obligations of the Executive Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death of any individual Executive Selling Stockholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Executive Selling Stockholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, certificates for such Offered Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

     The Company and the Investor Selling Stockholders and the Custodian will deliver the Firm Securities to the Representatives for the accounts of the Underwriters against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfers to accounts at banks acceptable to CSFBC drawn to the order of the Company in the case of 200,000 shares of Firm Securities and each Investor Selling Stockholder and the Custodian on behalf of the Executive Selling Stockholders in the case of 2,800,000 shares of Firm Securities, at the office of Gibson, Dunn & Crutcher LLP, at 10:00 A.M., New York time, on October 11, 2000, or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "First Closing Date". The
                                                      ------------------
certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFBC requests and will be made available for checking and packaging at the office of CSFBC, Eleven Madison Avenue, New York, New York 10010, at least 24 hours prior to the First Closing Date.

     In addition, upon written notice from CSFBC given to the Company and the Selling Stockholders from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Selling Stockholders agree, severally and not jointly, to sell to the Underwriters the respective numbers of Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the names of such Selling Stockholders in Schedule A hereto under the caption
                                      ----------
"Maximum Number of Optional Securities to be Sold" and the denominator of which is the total number of Optional Securities (subject to adjustment by CSFBC to eliminate fractions). Such Optional Securities shall be purchased from each Selling Stockholder for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter's name bears to the total number of Firm Securities (subject to adjustment by CSFBC to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFBC to the Company and the Selling Stockholders.

         Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "Optional Closing Date", which may be the First
                                ---------------------
Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by CSFBC but shall be not later
         ------------
than five full business days after written notice of election to purchase Optional Securities is given. The Investor Selling Stockholders and the Custodian will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfers to accounts at banks acceptable to CSFBC drawn to the order of each Investor Selling Stockholder and the Custodian on behalf of the Executive Selling Stockholder in the case of the Optional Securities at the above office of Gibson, Dunn & Crutcher LLP. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as CSFBC requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office of CSFBC at a reasonable time in advance of such Optional Closing Date.

     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

     5. Certain Agreements of the Company and the Selling Stockholders. The Company agrees with the several Underwriters and the Selling Stockholders that:

         (a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CSFBC, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement. The Company will advise CSFBC promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by CSFBC.

          (b) The Company will advise CSFBC promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplementation without CSFBC's consent; and the Company will also advise CSFBC promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify CSFBC of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFBC's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

          (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the
                                                 ------------ ----
     45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal
      ------------ ----
     quarter.

         (e) The Company will furnish to the Representatives copies of each Registration Statement (five of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFBC requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

          (f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFBC designates and will continue such qualifications in effect so long as required for the distribution, provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Offered Securities, in any jurisdiction where it is not now so subject.

          (g) During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as CSFBC may reasonably request.

          (h) For a period of 90 days after the date of the initial public offering of the Offered Securities, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFBC except
     (i) issuances of Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, (ii) grants of employee stock options pursuant to the terms of the Company's 1998 Performance Award Plan and (iii) sale of its Securities pursuant to its Employee Stock Purchase Plan, each as described in the Prospectus, or issuances of Securities pursuant to the exercise of such options.

          (i) The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFBC designates and the printing of memoranda relating thereto, for the filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Offered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities (provided that the Company agrees to pay half of the cost of any airplane chartered in connection with traveling to such meetings), and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters, provided that each Selling Stockholder will pay any applicable transfer taxes on the sale by the Selling Stockholders of the Offered Securities to the Underwriters.

          (j) Each Investor Selling Stockholder agrees to deliver to CSFBC, attention: Transactions Advisory Group on or prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

          (k) Each Selling Stockholder agrees, for a period of 90 days after the date of the initial public offering of the Offered Securities, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Securities of the Company or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of CSFBC.

          (l) The Company agrees that, until the date that is 90 days following the date of the Prospectus, it shall enforce all, and shall not, without the prior consent of CSFBC, amend or waive, any lock-up or market standoff provisions contained in any option agreement, warrant, stock purchase agreement, registration rights agreement, investor rights agreement or similar agreement between the Company and any holder of any outstanding securities of the Company (including any such agreement entered into during such 90 day period), except to the extent provided in the written lock-up agreement by and between Mr. Lloyd Holland and CSFBC. The Company acknowledges that the intent of the foregoing sentence is to restrict, pursuant to the terms of such option agreements, warrants, stock purchase agreements, registration rights agreement, investor rights agreements or similar agreements, the ability of holders of the Company's securities to dispose of such securities (or securities acquired upon exercise or exchange of such securities) to the same extent as if each such holder had executed a written undertaking to CSFBC not to issue, sell, offer or otherwise dispose of any of the securities of the Company held by such holder.

               (m) The Company agrees that, on or before______, 2000, it shall make or cause to be made all required filings with ACICS, ACCET and the appropriate state agencies of the States of Utah, Michigan and New York, and take all other actions necessary or advisable in connection with obtaining approval of the ACICS and ACCET and such states of the Offering, the change of control or change of ownership that may be deemed to be effected by the Offering and the continuation of accreditation or authorization to operate of the Company's schools as promptly as possible.

         6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy in all material respects of the representations and warranties on the part of the Company and the Selling Stockholders herein, to the accuracy in all material respects of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

               (a) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Arthur Andersen LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                           (i) in their opinion the consolidated financial statements and financial statement schedules examined by them and included or incorporated by reference in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                           (ii) on the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                  (A)  at the date of the latest available
                           balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                                    (B) for the period from the closing date of
                           the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales or net operating income in the total or per share amounts of consolidated net income;

                  except in all cases set forth in clauses (A) and (B) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                           (iii) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

          For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statements is subsequent to the execution and delivery of this Agreement, "Registration Statements" shall mean the
                                       -----------------------
          initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statements is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, "Registration Statements"
                                                      -----------------------
          shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) "Prospectus" shall mean the prospectus
                                         ----------
          included in the Registration Statements. All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statements for purposes of this subsection.

               (b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CSFBC. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by CSFBC. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, the Company or the Representatives, shall be contemplated by the Commission.

               (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

             (d) The Representatives shall have received an opinion, dated such Closing Date, of O'Melveny & Myers LLP, counsel for the Company, to the effect that:

                        (i) each of the Company and each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is incorporated, with the corporate power and the corporate authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation in, and is in good standing under the laws under, each of the applicable jurisdictions set forth on Annex A
                                                                    -------
                  hereto;

                         (ii) all the outstanding shares of capital stock of each Subsidiary have been duly authorized by all necessary corporate action on the part of such Subsidiary, validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, are owned of record by the Company either directly or through wholly owned subsidiaries;

                         (iii) the statements in the Prospectus under the
                  caption "Description of Capital Stock", insofar as they summarize provisions of the Certificate of Incorporation and Bylaws of the Company, fairly present the information required by Form S-3; the outstanding shares of Common Stock (including the Offered Securities being sold hereunder by the Selling Stockholders) have been duly authorized by all necessary corporate action on the part of the Company, and are validly issued, fully paid and nonassessable; the Securities have been duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Offered Securities in accordance with this Agreement and the countersigning of the certificate or certificates representing the Offered Securities by a duly authorized signatory of the registrar for the Company's Common Stock, the Offered Securities will be validly issued, fully paid and non-assessable; the certificates for the Offered Securities comply with the provisions of the Delaware General Corporation Law; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Offered Securities or any additional shares of the Company's capital stock under the Company's Certificate of Incorporation and Bylaws, or, to the knowledge of such counsel based solely on a review of corporate minutes and factual certificates of responsible officers of the Company, any other agreement or instrument; and, except as set forth in the Prospectus, based solely upon the review by such counsel of corporate minutes for matters occurring after June 1, 1995 and upon factual certificates of responsible officers of the Company, the authorized but unissued shares of capital stock of the Company are not subject to any warrants, options, rights or commitments granted by the Company, and the Company is not obligated to issue, purchase or redeem any shares of the Company's capital stock;

                        (iv) the Registration Statement has been declared effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, based solely upon telephonic advice from the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued, and proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Prospectus (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) each appear on their face to comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder as of the date hereof;

                        (v) in connection with such counsel's participation in conferences in connection with the preparation of the Registration Statement and the Prospectus, such counsel has not independently verified the accuracy, completeness or fairness of the statements contained therein, and the limitations inherent in the examination made by such counsel and the knowledge available to such counsel are such that such counsel is unable to assume, and does not assume, any responsibility for such accuracy, completeness and fairness; however, on the basis of such counsel's review and participation in conferences in connection with the preparation of the Registration Statement and Prospectus, and relying as to materiality to an extent upon opinions of officers and other representatives of the Company, such counsel does not believe that the Registration Statement as of the Effective Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements included therein not misleading, and such counsel does not believe that the Prospectus on the date hereof and as of the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that such counsel need not express any opinion or belief as to the financial statements and other financial information contained in the Registration Statement or Prospectus;

                        (vi) the Company has the corporate power and corporate authority to enter into this Agreement and to issue and sell the Offered Securities as provided herein, and the execution and delivery of this

                  Agreement have been duly authorized by all necessary corporate action on the part of the Company;

                           (vii) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as defined in the Investment Company Act of 1940, as amended;

                           (viii) no order, consent, permit, approval or filing
                  with or of any federal, New York or California governmental authority that such counsel has, in the exercise of customary professional diligence, recognized as applicable to the Company or its Subsidiaries or to the transactions contemplated by this Agreement, is required on the part of the Company for the execution and delivery of this Agreement, or for the issuance and sale of the Securities, except such as have been obtained under the Act and such as may be required under applicable Blue Sky or state securities laws;

                           (ix) neither the issue and sale of the Offered Securities, nor the Company's execution and delivery of, and the performance of its obligations under, this Agreement, will result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Subsidiaries pursuant to, (A) the charter or bylaws of the Company or its Subsidiaries, (B) any existing obligation of, or restriction on, the Company or its Subsidiaries under any instrument, agreement or contract filed or incorporated by reference as an exhibit to the Registration Statement or the 2000 Form 10-K (the "Filed Exhibits"), (C)
                                                        --------------
                  any federal, New York or California statute, rule or regulation that such counsel has, in the exercise of customary professional diligence, recognized as applicable to the Company or its Subsidiaries or to the transactions contemplated by this Agreement (except that such counsel need express no opinion regarding any federal securities laws or Blue Sky or state securities laws or Section 7 hereof, except as otherwise expressly stated herein), or (D) any judgment, order or decree of any federal, New York or California governmental authority having jurisdiction over the Company or its Subsidiaries or any of its or their properties, which such judgment, order or decree has been identified, in a certificate of responsible officers of the Company, to such counsel as being applicable to the Company or its Subsidiaries; provided, however, that such counsel need not express any opinion as to the effect of the Company's performance of its obligations under this Agreement on the Company's compliance with financial covenants in the Filed Exhibits.

                           (x) no holder of securities of the Company has the right under any instrument, agreement or contract filed as an exhibit to the Registration Statement to register such securities on or as a part of the

                  Registration Statement, except for (A) any such holder who has effectively waived such right, and (B) each Selling Stockholder who has agreed to exercise such right only with respect to the Offered Securities and Option Securities which are proposed to be sold by such Selling Stockholder hereunder.

In rendering such opinion, such counsel (A) may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials and (B), need express no opinion regarding the matters addressed in the opinion of Drinker, Biddle & Reath LLP, including specifically the Company's compliance with, and authorization to participate in, federal Title IV Programs and other federal or state laws or regulations governing or concerning educational services. References to the Prospectus in this paragraph (d) include any supplements thereto at the Closing Date.

              (e) The Representatives shall have received an opinion, dated such Closing Date, of Drinker, Biddle & Reath LLP, special regulatory counsel for the Company, to the effect that:

                           (i) The statements in the Prospectus under the captions "Risk Factors - Risks Related to Extensive Regulation of Our Business" and "Notes to Consolidated Financial Statements - Note 12 - Governmental Regulation" in the Prospectus and "Governmental Regulation and Financial Aid" and "Risks Related to Our Business -- Risks Related to Extensive Regulation of our Business", "Item 1 -- Business - Tuition" (the second paragraph thereunder) and "Notes to Consolidated Financial Statements - Note 12 - Governmental Regulation" in the 2000 10-K (collectively, the "Regulatory Disclosure") and
                                                    ---------------------
                  other references therein to educational regulatory matters, insofar as such statements constitute a summary of applicable federal and state laws and regulations or a summary of judicial or administrative proceedings, are accurate and present fairly the information purported to be shown;

                           (ii) Such counsel have no knowledge that leads them to believe that the information contained in the Regulatory Disclosure as of the Effective Date and as of the date of the Prospectus and as of the Closing Date, contained any untrue statement of a material fact, or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                           (iii) The Offering will not constitute a change in ownership resulting in a change in control under the HEA, provided that the Accrediting Council for Independent Colleges and Schools, the Accrediting Council for Continuing Education and Training, the States of Utah, Michigan and New York have determined that the Offering will constitute a change of ownership as defined by such agencies such that the Company will be required to make timely filings with such agencies to ensure the continuation of accreditation or authorization to operate of the Company's schools under the jurisdiction of such agencies; and

                           (iv) To the best of such counsel's knowledge, each of the Company and the Subsidiaries has all necessary licenses, certificates, permits and other authorizations required for each of the Company and the Subsidiaries to participate in Title IV Programs or pursuant to which the Company or any of the Subsidiaries must be authorized by applicable states to engage in rendering educational services as described in the Prospectus except where the failure to so have any such licenses, certificates, permits and other authorizations, individually or in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole.

              (f) The Representatives shall have received the opinion of O'Melveny & Myers LLP, in its capacity as counsel to the Executive Selling Stockholders, to the effect that:

                           (i) This Agreement and the Custody Agreement and Power of Attorney have been duly executed and delivered by the Executive Selling Stockholders, the Custody Agreement is valid and binding on the respective Executive Selling Stockholders and the respective Executive Selling Stockholders have full legal right and authority to sell, transfer and deliver in the manner provided in this Agreement and the Custody Agreement the Offered Securities being sold by the respective Executive Selling Stockholders hereunder;

                           (ii) Upon payment for and delivery of the Offered Securities by the Executive Selling Stockholders in accordance with this Agreement, assuming the Underwriters are acquiring the Offered Securities without notice of any adverse claims, the several Underwriters will acquire the Securities free and clear of any adverse claims; and

                           (iii) No order, consent, permit, approval or filing
                  with or of any California, New York or federal governmental authority that such counsel has, in the exercise of customary professional diligence, recognized as applicable to transactions of the type contemplated by this Agreement, is required for the consummation by the respective Executive Selling Stockholders of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained.

In rendering such opinion, such counsel (A) may rely as to matters of fact, to the extent they deem proper, on certificates of the respective Executive Selling Stockholders and public officials and (B) need express no opinion regarding the matters addressed in the opinion of Drinker, Biddle & Reath LLP, including specifically the compliance of the Company or any Executive Selling Stockholder with, and authorization to participate in, federal Title IV Programs and other federal or state laws or regulations governing or concerning educational services.

              (g) The Representatives shall have received an opinion, dated such Closing Date, of Squire, Sanders & Dempsey LLP, counsel for BOCPII and Banc One and Kirkland & Ellis, counsel for Primus, with respect to the applicable Investor Selling Stockholders, to the effect that:

                         (i) Such Investor Selling Stockholder had valid and unencumbered title to the Offered Securities delivered by such Investor Selling Stockholder on such Closing Date and had full right, power and authority to sell, assign, transfer and deliver the Offered Securities delivered by such Investor Selling Stockholder on such Closing Date hereunder; and the several Underwriters have acquired valid and unencumbered title to the Offered Securities purchased by them from such Investor Selling Stockholder on such Closing Date hereunder;

                         (ii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by such Investor Selling Stockholder for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities sold by such Investor Selling Stockholder, except such as have been obtained and made under the Act and such as may be required under state securities laws;

                        (iii) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Investor Selling Stockholder or any of its properties or any agreement or instrument to which such Investor Selling Stockholder is a party or by which such Investor Selling Stockholder is bound or to which any of the properties of such Investor Selling Stockholder is subject, or the charter, by-laws or other organizational documents of any of such Investor Selling Stockholder; and

                    (iv) This Agreement has been duly authorized, executed and delivered by such Investor Selling Stockholder.

In rendering such opinion, such counsel (A) may rely as to matters of fact, to the extent they deem proper, on certificates of the respective Investor Selling Stockholders and public officials and (B) need express no opinion regarding the matters addressed in the opinion of Drinker, Biddle & Reath LLP, including specifically the compliance of the Company or any Investor Selling Stockholder with, and authorization to participate in, federal Title IV Programs and other federal or state laws or regulations governing or concerning educational services.

               (h) The Representatives shall have received from Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

               (i) The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct in all material respects; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the dates of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

               (h) The Representatives shall have received a letter, dated such Closing Date, of Arthur Andersen LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

               (i) On or prior to the date of this Agreement, the Representatives shall have received lockup letters from each of the persons set forth on Schedule C hereto.

The Selling Stockholders and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. CSFBC may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

          7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus (exclusive of material incorporated by reference) if the Company had previously furnished copies thereof to such Underwriter.

     (b) The Selling Stockholders severally and not jointly will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement contained in this subsection (b) shall not inure to the benefit of any Underwriter for whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus (exclusive of material incorporated by reference) if the Company had previously furnished copies thereof to such Underwriter; and provided, further, that each Selling Stockholder shall be liable in any such case only to the extent that any such loss, claim, damage or liability arises out of or is based upon statements or omissions from a Registration Statement or Prospectus based upon written information furnished to the Company by such Selling Stockholder specifically for use therein, it being understood and agreed that the only such information furnished by each Selling Stockholder consists of the information in the Prospectus relating to such Selling Stockholder under the caption "Selling Stockholders" (including without limitation the information set forth in the footnotes thereto).

     (c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, and each Selling Stockholder, and each person, if any, who controls each Selling Stockholder within the meaning of
Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption "Underwriting" and the information contained in the ninth paragraph under the caption "Underwriting".

     (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party (i) will not relieve it from any liability under subsections (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such omission materially prejudices the ability of such party to defend such action and (ii) will not, in any event, relieve the indemnifying party from any of the obligations to any indemnified party other than the indemnification obligations provided in subsections (a), (b) and (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, [compromise or consent to the entry of any judgment] of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such (i) settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

     (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or
(c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (f) The obligations of the Company and the Selling Stockholders under this Section shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter (as hereinafter defined) within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

     (g) The liability of any Selling Stockholder under this Section 7 shall not exceed an amount equal to the proceeds, net of underwriting discounts, from the sale of the Offered Securities sold by such Selling Stockholder to the Underwriters.

     8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, CSFBC may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFBC, the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company and the Selling Stockholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Company, the Selling Stockholders, and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

     10. Notices. All communications hereunder will be in writing and, if sent to (a) the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transaction Advisory Group, or (b) if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 6 Hutton Centre Drive, Suite 400, Santa Ana, California 92707-5674, Attention: Chief Executive Officer, or, if sent to the Selling Stockholders or any of them, will be mailed, delivered or telegraphed and confirmed to the address specified in Schedule A hereto; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

     11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in
Section 7, and no other person will have any right or obligation hereunder.

     12. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or by CSFB will be binding upon all the Underwriters. David G. Moore will act for the Executive Selling Stockholders in connection with such transactions, and any action under or in respect of this Agreement taken by David G. Moore will be binding upon all the Executive Selling Stockholders.

     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

     The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                                  SCHEDULE A

                                                                                              Maximum
                                                                                             Number of
                                                                         Number of            Optional
                                                                      Firm Securities       Securities to
                       Selling Stockholder                              to be Sold            be Sold
                       -------------------                            ---------------         ----------
Investor Selling Stockholders
-----------------------------
Primus Capital Fund III Limited Partnership (1).............             1,616,324              235,714
Banc One Capital Partners II, LLC (2).......................               306,538               44,704
BOCPII, Limited Liability Company (2).......................               477,138               69,582

Executive Selling Stockholders (3)
----------------------------------
David G. Moore..............................................               100,000               25,000
Paul R. St. Pierre and Nancy E. St. Pierre CO TR
UA DTD March 31, 1999, The St. Pierre Family Trust..........               100,000               25,000
Dennis L. Devereux and Cheryl K. Devereux CO
TR UA DTD April 28, 1990, The Devereux Family Trust.........               100,000               25,000
Frank Joseph McCord and Janet Louise McCord TR
UA DTD January 14, 1998, The McCord Family Trust............               100,000               25,000
                                                                        ----------             --------
  Total.....................................................             2,800,000              450,000
                                                                        ==========             ========

Addresses for notification to Selling Stockholders are as follows:

(1) c/o Primus Venture Capital Partners, Inc., 5900 Landerbrook Drive, Suite 200, Cleveland Ohio 44124-402
(2)  c/o Stonehenge Services, Inc., 150 East Gay Street, Columbus, Ohio 43215
(3) Each of the Executive Selling Stockholders c/o the Company, at the address set forth in Section 10 hereof.

                                  SCHEDULE B


                                                                 Number of
                                                              Firm Securities
                  Underwriter                                 to be Purchased
                  -----------                                 ---------------
Credit Suisse First Boston Corporation.................
Chase Securities Inc...................................
U. S. Bancorp Piper Jaffray Inc........................
SunTrust Equitable Securities Corporation..............


                                                                   ----------
                      Total............................             3,000,000
                                                                   ==========

                                   SCHEDULE C
                                   ----------


                                    ANNEX A
                                    -------

---------------------------------------- --------------------------------------- -------------------------------------
            Subsidiary Name                      State of Incorporation               Qualification as a Foreign
                                                                                             Corporation
---------------------------------------- --------------------------------------- -------------------------------------
 Corinthian Colleges, Inc.                Delaware                                California
                                                                                  Florida
                                                                                  Nevada
                                                                                  Virginia
---------------------------------------- --------------------------------------- -------------------------------------
 Corinthian Schools, Inc.                 Delaware                                California
                                                                                  Georgia
                                                                                  Louisiana
                                                                                  Massachusetts
                                                                                  Michigan
                                                                                  Texas
                                                                                  Virginia
                                                                                  Washington
                                                                                  West Virginia
---------------------------------------- --------------------------------------- -------------------------------------
 Corinthian Property Group, Inc.          Florida                                 California
                                                                                  Colorado
---------------------------------------- --------------------------------------- -------------------------------------
 Florida Metropolitan University, Inc.    Florida                                 California
---------------------------------------- --------------------------------------- -------------------------------------

---------------------------------------- --------------------------------------- -------------------------------------
 Rhodes Colleges, Inc.                    Delaware                                Arizona
                                                                                  California
                                                                                  Colorado
                                                                                  Florida
                                                                                  Mississippi
                                                                                  Missouri
                                                                                  Nevada
                                                                                  Oregon
                                                                                  Washington
---------------------------------------- --------------------------------------- -------------------------------------
 Rhodes Business Group, Inc.              Delaware                                California
                                                                                  New York
                                                                                  Pennsylvania
---------------------------------------- --------------------------------------- -------------------------------------

     If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the several Underwriters in accordance with its terms.

                                    Very truly yours,

                                    Primus Capital Fund III Limited Partnership

                                    By       Primus Venture Partners III
                                             Limited Partnership,
                                             its General Partner

                                             By Primus Venture Partners, Inc.

                                             By _______________________________
                                             Name:
                                             Title:

                                    Banc One Capital Partners II, LLC

                                    By __________________________________
                                    Name:
                                    Title:

                                    BOCPII, Limited Liability Company

                                    By __________________________________
                                    Name:
                                    Title:

                                    _____________________________________
                                    David G. Moore

                                    PAUL R. ST. PIERRE AND NANCY E. ST. PIERRE
                                    CO TR UA DTD MARCH 31, 1999, THE ST. PIERRE
                                    FAMILY TRUST


                                    By __________________________________
                                    Paul R. St. Pierre, Trustee
                                    Nancy E. St. Pierre, Trustee

                                    DENNIS L. DEVEREUX AND CHERYL K. DEVEREUX CO
                                    TR UA DTD APRIL 28, 1990, THE DEVEREUX
                                    FAMILY TRUST

                                    By __________________________________
                                    Dennis L. Devereux
                                    Cheryl K. Devereux, Trustee

                                    FRANK JOSEPH MCCORD AND JANET LOUISE MCCORD
                                    TR UA DTD JANUARY 14, 1998, THE MCCORD
                                    FAMILY TRUST

                                    By __________________________________
                                    Frank S. McCord

                                    *By _________________________________
                                      David G. Moore,
                                      As Attorney-In-Fact



                                    Corinthian Colleges, Inc.

                                    By __________________________________
                                    Name:  David G. Moore
                                    Title: President and Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

     Credit Suisse First Boston Corporation
     Chase Securities Inc.
     U. S. Bancorp Piper Jaffray Inc.
     Suntrust Equitable Securities Corporation

         Acting on behalf of themselves and
           as the Representatives of the
               several Underwriters.

     By Credit Suisse First Boston Corporation

      By_____________________________________
      Name: _________________________________
      Title: ________________________________

                                      S-2